EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

SANCILIO PHARMACEUTICALS COMPANY, INC.

FIRST: The name of the corporation (hereinafter called the “Corporation”) is

SANCILIO PHARMACEUTICALS COMPANY, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle 19808; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

THIRD: The nature of the business to be conducted and the purposes of the Corporation are:

To purchase or otherwise acquire, invest in, own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

To make and perform agreements and contracts of every kind and description; and

Generally to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law of the State of Delaware or any successor statute.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,417,644, consisting of (i) 25,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 5,417,644 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law of the State of Delaware. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3. Redemption. The Common Stock shall not be redeemable at the option of the holders thereof.

B. PREFERRED STOCK

106,964 shares of Preferred Stock of the Corporation have been designated “Series A Preferred Stock”, 15,404 shares of Preferred Stock of the Corporation have been designated “Series B Preferred Stock” and 5,295,276 shares of Preferred Stock of the Corporation are hereby designated as “Series C Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

(a) The holder of each share of Series C Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at the per annum rate of eight percent (8%) of the Series C Original Issue Price (as defined below) of each such share, which shall be cumulative and non-compounding and accrue on a daily basis from the date on which the particular share is issued, payable immediately before the consummation of the first to occur of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, Deemed Liquidation Event (as defined below), the mandatory conversion of the Series C Preferred Stock pursuant to Subsection 5.1(c) or the redemption of the Series C Preferred Stock pursuant to Section 6 or when, as and if otherwise declared by the Board of Directors of the Corporation (the “Series C Accruing Dividends”). The “Series C Original Issue Price” shall mean $3.776951 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

(b) The holder of each share of Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at the per annum rate of eight percent (8%) of the applicable Series B Original Issue Price (as defined below) of each such share, which shall be cumulative and non-compounding and accrue on a daily basis from the date on which the particular share is issued, payable immediately before the consummation of the first to occur of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, Deemed Liquidation Event or the redemption of the Series B Preferred Stock pursuant to Section 6 or when, as and if otherwise declared by the Board of Directors of the Corporation (the “Series B Accruing Dividends” and, together with the Series C Accruing Dividends, the “Accruing Dividends”). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or deemed Liquidation Event where the assets of the Corporation available for distribution to its stockholders is equal to or less than (i) the Series C Original Issue Price multiplied by 1.5 multiplied by the number of then outstanding shares of Series C Preferred Stock, plus (ii) the aggregate unpaid Series C Accruing Dividends for all shares of then outstanding Series C Preferred Stock, plus (iii) the Series B Original Issue Price multiplied by the number of then outstanding shares of Series B Preferred Stock, plus (iv) the aggregate unpaid Series B Accruing Dividends for all shares of then outstanding Series B Preferred Stock, the Series B Accruing Dividends shall be paid in cash or such other assets of the Corporation as are available for distribution, and shall be paid before any payment shall be made to the holders of the Series A Preferred Stock or Common Stock. In all other instances, the Series B Accruing Dividends shall be payable (i) with respect to Series B Accruing Dividends accrued through the Series C Original Issue Date (as defined below), in newly issued shares of Common Stock, as described in this Section 1(b) (“Series B PIK Dividends”) and (ii) with respect to Series B Accruing Dividends accrued from and after the Series C Original Issue Date, in cash. The number of shares of newly issued shares of Common Stock issuable as Series B PIK Dividends on account of periods through the Series C Original Issue Date for each outstanding share of Series B Preferred Stock shall equal the Series B Accruing Dividends accrued on each such share of Series B Preferred Stock through the Series C Original Issue Date divided by the applicable Series B Original Issue Price, rounded down to the nearest whole share (each a “Series B PIK Dividend Share,” and together the “Series B PIK Dividend Shares”). Whether or not the number of Series B PIK Dividend Shares must be rounded down to the nearest whole share pursuant to the previous sentence shall be determined on the basis of the total number of outstanding shares of Series B Preferred Stock a particular holder has at the time of such Series B PIK Dividend and the aggregate number of Series B PIK Dividend Shares issuable upon such dividend to such holder. The “Series B Original Issue Price” shall mean $129.83641 per share for each share of Series B Preferred Stock, subject to appropriate adjustment in the event of any stock dividend (other than the Series B PIK Dividends), stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

(c) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series C Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C Preferred Stock pursuant to this Section 1(c) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series C Preferred Stock dividend.

(d) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends (i) pursuant to Section 1(a) or (ii) on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Series B Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Section 1(d) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend.

(e) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends (i) pursuant to Sections 1(a) and (b) above or (ii) on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1(e) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall mean $71.78 per share for each share of Series A Preferred Stock deemed issued on or before December 31, 2010 (which for purposes of this definition shall include (i) any shares of Series A Preferred Stock issued as part of a merger of another entity with and into the Corporation in exchange for shares of such other entity that were issued or deemed to be issued pursuant to such other entity’s organizational documents on or before December 31, 2010 and (ii) any shares of Series A Preferred Stock issued as a result of the transfer of, or as a dividend or other distribution on, any shares of Series A Preferred Stock referred to in clause (i)) and $111.11 per share for each share of Series A Preferred Stock deemed issued after December 31, 2010 (which for purposes of this definition shall include (i) any shares of Series A Preferred Stock issued as part of a merger of another entity with and into the Corporation in exchange for shares of such other entity that were issued or deemed to be issued pursuant to such other entity’s organizational documents after December 31, 2010, (ii) any shares of Series A Preferred Stock issued other than as part of such merger and (iii) any shares of Series A Preferred Stock issued as a result of the transfer of, or as a dividend or other distribution on, any shares of Series A Preferred Stock referred to in clause (i) or (ii)), in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C Preferred Stock then outstanding shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to one and one half (1.5) times the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after and subject to the payment in full of all amounts required to be distributed to holders of Series C Preferred Stock pursuant to Subsection 2.1, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the applicable Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment in full of all amounts required to be distributed to holders of Series C Preferred Stock pursuant to Subsection 2.1, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after and subject to the payment in full of all amounts required to be distributed to holders of Series C Preferred Stock pursuant to Subsection 2.1 and to holders of Series B Preferred Stock pursuant to Subsection 2.2, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the applicable Series A Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment in full of all amounts required to be distributed to holders of Series C Preferred Stock pursuant to Subsection 2.1 and to holders of Series B Preferred Stock pursuant to Subsection 2.2, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.4 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event , after the payment of all preferential amounts required to be paid to the holders of shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock under Subsections 2.1, 2.2 and 2.3, respectively, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series C Preferred Stock , Series B Preferred Stock, Series A Preferred Stock and Common Stock, including any Series B PIK Dividend Shares, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation or Deemed Liquidation Event; provided, however, that (x) if the aggregate amount which the holders of Series C Preferred Stock are entitled to receive under Subsections 2.1 and 2.4 shall exceed $11.330853 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or similar event affecting the Series C Preferred Stock) (the “Series C Maximum Participation Amount”), each holder of Series C Preferred Stock shall be entitled to receive upon such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event the greater of (i) the Series C Maximum Participation Amount and (ii) the amount such holder would have received if all shares of Series C Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation and (y) if the aggregate amount which the holders of Series A Preferred Stock are entitled to receive under Subsections 2.3 and 2.4 shall exceed $215.34 per share with respect to each share of Series A Preferred Stock deemed issued on or before December 31, 2010 (including (i) any shares of Series A Preferred Stock issued as part of a merger of another entity with and into the Corporation in exchange for shares of such other entity that were issued or deemed to be issued pursuant to such other entity’s organizational documents on or before December 31, 2010 and (ii) any shares of Series A Preferred Stock issued as a result of the transfer of, or as a dividend or other distribution on, any shares of Series A Preferred Stock referred to in clause (i)) or $333.33 per share with respect to each share of Series A Preferred Stock deemed issued after December 31, 2010 (in each case subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or similar event affecting the Series A Preferred Stock) (the “Series A Maximum Participation Amount”), each holder of such shares of Series A Preferred Stock shall be entitled to receive upon such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event the greater of (i) the applicable Series A Maximum Participation Amount and (ii) the amount such holder would have received if all such shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. The aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsections 2.1 and 2.4 is hereinafter referred to as the “Series C Liquidation Amount.” The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsections 2.2 and 2.4 is hereinafter referred to as the “Series B Liquidation Amount.” The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.3 and 2.4 is hereinafter referred to as the “Series A Liquidation Amount.”

2.5 Deemed Liquidation Events.

2.5.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 80% of the voting power of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as converted to Common Stock basis, elect otherwise by written notice sent to the Corporation at least 10 days prior to or after the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party; or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the ultimate parent corporation of such surviving or resulting corporation; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.5.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(ii) or (b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law of the State of Delaware within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred and Series B Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and (ii) if the holders of at least 51% of the voting power of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together on an as converted to Common Stock basis, so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem (i) all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount, (ii) all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount and (iii) all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation shall first ratably redeem each holder’s shares of Series C Preferred Stock and then ratably redeem each holder’s shares of Series B Preferred Stock and then ratably redeem each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds. The Corporation shall then redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Section 6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock pursuant to this Subsection 2.5.2(b). Prior to the distribution or redemption provided for in this Subsection 2.5.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.5.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter, which for all purposes shall exclude the Series B PIK Dividend Shares issued or issuable on any outstanding shares of Series B Preferred Stock. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A Director”), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series B Director”) and the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series C Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation but excluding any Series B PIK Dividend Shares unless such shares are actually issued and outstanding), exclusively and voting together as a single class on an as converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation, if any. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the

Series B Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series C Original Issue Date (as defined below) on which there are issued and outstanding less than 7,702 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock). The rights of the holders of the Series C Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series C Original Issue Date on which there are issued and outstanding less than 1,764,615 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock).

3.3 Preferred Stock Protective Provisions. At any time when shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 51% of the voting power of the then outstanding shares of Preferred Stock on an as converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.3.1. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

3.3.2. create, or authorize the creation of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation (including, for the avoidance of doubt, a Deemed Liquidation Event), the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.3.3. (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation (including, for the avoidance of doubt, a Deemed Liquidation Event), the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

3.3.4. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of the Series A Director; or

3.3.5. liquidate, dissolve or wind up the Corporation, effect any merger or consolidation, or enter into a transaction the result of which would be a Deemed Liquidation Event.

3.4 Series B Preferred Stock Protective Provisions. At any time when at least 7,702 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 51% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.4.1. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock; or

3.4.2. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of the Series B Director.

3.5 Series C Preferred Stock Protective Provisions. At any time when at least 1,764,615 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without

(in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 51% of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.5.1. increase or decrease the number of shares of Preferred Stock designated as Series C Preferred Stock;

3.5.2. create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation (including, for the avoidance of doubt, a Deemed Liquidation Event), the payment of dividends and rights of redemption, or increase the authorized number of shares of Series C Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.5.3. (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation (including, for the avoidance of doubt, a Deemed Liquidation Event), the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege;

3.5.4. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of the Series C Director;

3.5.5. liquidate, dissolve or wind up the Corporation, effect any merger or consolidation, or enter into a transaction the result of which would be a Deemed Liquidation Event, other than any such merger, consolidation or transaction in which the holders of Series C Preferred Stock would be entitled to receive an aggregate amount of proceeds per share pursuant to Section 2 that, when added to any dividends per share previously paid on account of shares of Series C Preferred Stock (if any), exceeds $11.330853 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or similar event affecting the Series C Preferred Stock);

3.5.6. file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seek the appointment of a custodian, receiver, trustee (or other similar official) of the Corporation or all or any substantial portion of the Corporation’s assets, or make any assignment for the benefit of creditors or take any action in furtherance of any of the foregoing;

3.5.7. acquire, directly or indirectly (including through a subsidiary of the Corporation), all or substantially all of the properties, assets or stock of any other company or entity, except in exchange for consideration which, when paid, represents less than the greater of (i) 25% of the Corporation’s earnings before interest, taxes, depreciation and amortization for the previously completed fiscal year of the Corporation, calculated on a basis consistent with the Corporation’s past accounting practices and each element calculated in accordance with generally accepted accounting principles in the United States and (ii) $10,000,000;

3.5.8. declare or pay any dividend or make any distribution to the stockholders of the Corporation (other than dividends on Common Stock payable solely in Common Stock);

3.5.9. take any action, or fail to take any action, which results in taxation of the holders of the Series C Preferred Stock pursuant to Section 305 of the Internal Revenue Code of 1986, as amended;

3.5.10. create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action, other than (a) indebtedness incurred pursuant to equipment leases or bank lines of credit approved by the Board of Directors and not exceeding $500,000 in the aggregate and (b) indebtedness to Capital Bank existing as of the Series C Original Issue Date and not exceeding $2,500,000 in the aggregate, would exceed the greater of (i) $7,500,000 and (ii) the lesser of (x) 25% of the Corporation’s earnings before interest, taxes, depreciation and amortization for the previously completed fiscal year of the Corporation, calculated on a basis consistent with the Corporation’s past accounting practices and each element calculated in accordance with generally accepted accounting principles in the United States and (y) $20,000,000;

3.5.11. increase or decrease the authorized number of directors constituting the Board of Directors;

3.5.12. hire or engage as an employee, consultant, independent contractor or other service provider any holder of Preferred Stock, or any affiliate of any holder of Preferred Stock, other than any employee, consultant, independent contractor or other service provider hired or engaged prior to the Series C Original Issue Date, or modify or amend any existing employment, consulting or other service arrangement with any such person; or

3.5.13. sell, lease, transfer, exclusively license or make any other disposition of, in a single transaction or series of related transactions, assets of the Corporation, or of any of its subsidiaries, having an aggregate value exceeding the lesser of (i) 25% of the Corporation’s earnings before interest, taxes, depreciation and amortization for the previously completed fiscal year of the Corporation, calculated on a basis consistent with the Corporation’s past accounting practices and each element calculated in accordance with generally accepted accounting principles in the United States and (ii) $10,000,000.

3.6 Additional Series C Preferred Stock Protective Provisions. At any time when at least 1,764,615 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 67% of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that affects the powers, preferences or rights of the Series C Preferred Stock.

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1. Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Series A Original Issue Price by the applicable Series A Conversion Price (as defined below) in effect at the time of conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Series B Original Issue Price by the applicable Series B Conversion Price (as defined below) in effect at the time of conversion. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.7178 per share for each share of Series A Preferred Stock deemed issued on or before December 31, 2010 (which for purposes of this definition shall include (i) any shares of Series A Preferred Stock issued as part of a merger of another entity with and into the Corporation in exchange for shares of such other entity that were issued or deemed to be issued pursuant to such other entity’s organizational documents on or before December 31, 2010 and (ii) any shares of Series A Preferred Stock issued as a result of the transfer of, or as a dividend or other distribution on, any shares of Series A Preferred Stock referred to in clause (i)) and $1.1111 per share for each share of Series A Preferred Stock deemed issued after December 31, 2010 (which for purposes of this definition shall include (i) any shares of Series A Preferred Stock issued as part of a merger of another entity with and into the Corporation in exchange for shares of such other entity that were issued or deemed to be issued pursuant to such other entity’s organizational documents after December 31, 2010, (ii) any shares of Series A Preferred Stock issued other than as part of such merger and (iii) any shares of Series A Preferred Stock issued as a result of the transfer of, or as a dividend or other distribution on, any shares of Series A Preferred Stock referred to in clause (i) or (ii)), in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Conversion Price” shall initially be equal to $1.2983641 per share for each share of Series B Preferred Stock deemed issued on or before February 17, 2012. The “Series C Conversion Price” shall initially be equal to $3.776951 per share. The initial Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, and the rate at which shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may be converted into shares of Common Stock, each shall be subject to adjustment as provided below.

4.1.2. Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the

Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1. Notice of Conversion. In order for a holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to voluntarily convert shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock and, if applicable, any event on which such conversion is contingent and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the converted shares of Series A Preferred Stock, Series B Preferred Stock (which, for this purpose, shall not include the Series B PIK Dividends) or Series C Preferred Stock, as the case may be.

4.3.2. Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price.

4.3.3. Effect of Conversion. All shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock accordingly.

4.3.4. No Further Adjustment. Upon any such conversion, no adjustment to the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price for Diluting Issues.

4.4.1. Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(iii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7, or 4.8;

(iv)	shares of Common Stock, or Options issued or issuable to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(v)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation;

(vi)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation;

(vii)	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation; or

(viii)	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation.

4.4.2. No Adjustment of Conversion Price. No adjustment in the applicable Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 51% of the then outstanding shares of Series A Preferred Stock on an as converted to Common Stock basis agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the applicable Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 51% of the then outstanding shares of Series B Preferred Stock on an as converted to Common Stock basis agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 51% of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3. Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price to an amount which exceeds the lower of (i) the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the ease may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, shall be readjusted to such applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4. Adjustment of Applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to such issue, then the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect immediately after such issue of Additional Shares of Common Stock

(b) “CP1” shall mean the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion of all shares of Preferred Stock outstanding immediately prior to such issue, but excluding all other shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of other Convertible Securities outstanding immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5. Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6. Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date, as applicable, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred stock, as applicable, had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.5, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as applicable. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law of the State of Delaware in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in any such appraisal proceeding.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 20 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (but in any event not later than 20 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series B

Conversion Price or Series C Conversion Price, as applicable, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice, unless such notice is waived by the holders of at least 80% of the voting power of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as converted to Common Stock basis, before or after such event.

5. Mandatory Conversion.

5.1 Trigger Events.

(a) Upon either (i) the closing of the sale of shares of Common Stock to the public at a per share price of at least the Series A Per Share Trigger Price (as defined below) in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Corporation or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 51% of the voting power of the then outstanding shares of Series A Preferred Stock on an as converted to Common Stock basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series A Mandatory Conversion Time”), (x) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, together with any dividends declared but unpaid on the shares of Series A Preferred Stock, and (y) such shares may not be reissued by the Corporation. The “Series A Per Share Trigger Price” shall be (i) if such closing of the sale of shares of Common Stock to the public occurs on or prior to December 31, 2014, $2.3889 and (ii) if such closing of the sale of shares of Common Stock to the public occurs after December 31, 2014, $2.7778 (subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock).

(b) Upon either (i) the closing of the sale of shares of Common Stock to the public at a per share price of at least the Series B Per Share Trigger Price (as defined below) in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Corporation or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 51% of the voting power of the then outstanding shares of Series B Preferred Stock on an as converted to Common Stock basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series B Mandatory Conversion Time”), (x) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, together with any dividends declared but unpaid on the shares of Series B Preferred Stock (excluding any Series B PIK Dividends), and (y) such shares may not be reissued by the Corporation. The “Series B Per Share Trigger Price” shall be (i) if such closing of the sale of shares of Common Stock to the public occurs on or prior to December 31, 2014, $2.7914 and (ii) if such closing of the sale of shares of Common Stock to the public occurs after December 31, 2014, $3.2459 (subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock).

(c) Upon either (i) the closing of the sale of shares of Common Stock to the public at a per share price of at least the Series C Per Share Trigger Price (as defined below) in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Corporation or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of Series C Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series C Mandatory Conversion Time”), (x) all outstanding shares of Series C Preferred

Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, (y) the Corporation shall pay to each holder of such shares any Series C Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon and (z) such shares may not be reissued by the Corporation. The “Series C Per Share Trigger Price” shall be (i) if such closing of the sale of shares of Common Stock to the public occurs on or prior to December 31, 2014, $8.1204 and (ii) if such closing of the sale of shares of Common Stock to the public occurs after December 31, 2014, $9.4424 (subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock).

5.2 Procedural Requirements. All holders of record of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be sent written notice of the Series A Mandatory Conversion Time, Series B Mandatory Conversion Time or Series C Mandatory Conversion Time, as applicable, and the place designated for mandatory conversion of all such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Series A Mandatory Conversion Time, the Series B Mandatory Conversion Time or the Series C Mandatory Conversion Time, as applicable. Upon receipt of such notice, each holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, that are in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Series A Mandatory Conversion Time, the Series B Mandatory Conversion Time or the Series C Mandatory Conversion Time, as applicable (notwithstanding the failure of the holder or holders thereof to surrender any certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Series A Mandatory Conversion Time, the Series B Mandatory Conversion Time or the Series C Mandatory Conversion Time, as applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, so converted, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (ii) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of

Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock converted. Such converted Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, accordingly.

6. Redemption.

6.1 General. Unless prohibited by Delaware law governing distributions to stockholders, (i) shares of Series C Preferred Stock shall be redeemed by the Corporation at a price equal to the greater of (x) one and one half times (1.5x) the Series C Original Issue Price per share, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (y) the Fair Market Value (determined in the manner set forth below) of a single share of Series C Preferred Stock as of the date of the Series C Redemption Request (as defined below) (the “Series C Redemption Price”), in three annual installments commencing not more than 60 days after receipt by the Corporation at any time on or after December 31, 2019 but not less than 30 days after a Company Redemption Notice (as defined below), from the holders of at least 51% of the then outstanding shares of Series C Preferred Stock, of written notice requesting redemption of all shares of Series C Preferred Stock (the “Series C Redemption Request”), (ii) shares of Series B Preferred Stock shall be redeemed by the Corporation at a price equal to the applicable Series B Original Issue Price per share, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series B Redemption Price”), in three annual installments commencing not more than 60 days after receipt by the Corporation at any time on or after February 17, 2022 but not less than 30 days after a Company Redemption Notice (as defined below), from the holders of at least 51% of the voting power of the then outstanding shares of Series B Preferred Stock on an as converted to Common Stock basis, of written notice requesting redemption of all shares of Series B Preferred Stock (the “Series B Redemption Request”) and (iii) shares of Series A Preferred Stock shall be redeemed by the Corporation at a price equal to the applicable Series A Original Issue Price per share, plus any dividends declared but unpaid thereon (the “Series A Redemption Price” and generally with the Series B Redemption Price and Series C Redemption Price, the applicable “Redemption Price”), in three annual installments commencing not more than 60 days after receipt by the Corporation at any time on or after February 17, 2022 but not less than 30 days after a Company Redemption Notice (as defined below), from the holders of at least 51% of the voting power of the then outstanding shares of Series A Preferred Stock on an as converted to Common Stock basis, of written notice requesting redemption of all shares of Series A Preferred Stock (the “Series A Redemption Request”). Upon receipt of a Series A Redemption Request, Series B Redemption Request or Series C Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. For purposes of this Subsection 6.1, the Fair Market Value of a single share of Series C Preferred Stock shall be the value of a single share of Series C Preferred Stock as mutually agreed upon by the Company and the holders of a majority of the shares of Series C Preferred Stock then outstanding, or, in the event that they are unable to reach agreement, by a third party appraiser agreed to by the Company and the holders of a majority of the shares of Series C Preferred Stock. The date of each such installment shall be referred to as a “Redemption Date.” On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock owned by each holder, as applicable, that number of outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in each case determined by dividing (i) the total number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, outstanding immediately prior to such Redemption Date by (ii) the number of remaining applicable Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Subsection 6.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, to be redeemed, the Corporation shall ratably redeem the maximum number of shares of Series C Preferred Stock to be redeemed, if any, that it may redeem consistent with such law, and shall ratably redeem the maximum number of shares of Series B Preferred Stock to be redeemed, if any, that it may redeem consistent with such law, and shall ratably redeem the maximum number of shares of Series A Preferred Stock to be redeemed, if any, that it may redeem consistent with such law and shall redeem the remaining shares as soon as it may lawfully do so under such law. Upon receipt of a Series A Redemption Request, Series B Redemption Request or Series C Redemption Request from the requisite holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, the Corporation shall within 10 days after such receipt notify all holders of Preferred Stock of its receipt of such Series A Redemption Request, Series B Redemption Request or Series C Redemption Request (a “Company Redemption Notice”). If the holders of any two or more series entitled to a redemption pursuant to this Section 6.1 request a redemption under this Section 6, funds available for such redemption shall be used (i) to redeem all shares of Series C Preferred Stock before any shares of Series B Preferred Stock or Series A Preferred Stock are redeemed and (ii) to redeem all shares of Series B Preferred Stock before any shares of Series A Preferred Stock are redeemed.

6.2 Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a) the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b) the Redemption Date and the applicable Redemption Price;

(c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the twentieth (20th) day after the date of delivery of the Redemption Notice to a holder of Series C Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6, then the shares of Series C Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares.” Excluded Shares shall not be redeemed in connection with the redemption with respect to which such Redemption Notice was given.

6.3 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, represented by a certificate are redeemed, a new certificate, instrument or book entry representing the unredeemed shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall promptly be issued to such holder.

6.4 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, following redemption.

8. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, set forth herein may be waived (i) on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least 51% of the voting power of the shares of Series A Preferred Stock then outstanding on an as converted to Common Stock basis, (ii) on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least 51% of the voting power of the shares of Series B Preferred Stock then outstanding on an as converted to Common Stock basis and (iii) on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least 51% of the shares of Series C Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law of the State of Delaware, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, conferred by the State of Delaware, it is further provided that:

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. No election of directors need be by written ballot.

B. After the original or other By-laws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-laws of the Corporation may be exercised by the Board of Directors of the Corporation.

C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify and advance expenses to, (i) its directors and officers, and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the By-laws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

EIGHTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: Subject to the provisions set forth elsewhere in this Certificate (including without limitation Article FOURTH Section 8 hereof), from time to time any of the provisions of this Certificate of Incorporation may be amended, waived, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate are granted subject to the provisions of this Article.

ELEVENTH: The name and mailing address of the incorporator are:

Marc Wolff

3874 Fiscal Court, Suite 200

Riviera Beach, FL 33404

*****

IN WITNESS WHEREOF, the undersigned incorporator, for the purpose of forming a corporation pursuant to the DGCL, does make this certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts stated herein are true, and accordingly set my hand hereto this 13th day of May, 2015.

INCORPORATOR

By:	/s/ Marc Wolff
Marc Wolff